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                                                                    EXHIBIT 99.2

                           PREMIER BANCORP, INC. 1998
                       OUTSIDE DIRECTOR STOCK OPTION PLAN




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                              PREMIER BANCORP, INC.
                              1998 OUTSIDE DIRECTOR
                                STOCK OPTION PLAN



SECTION 1.    PURPOSE; DEFINITIONS

         The purpose of the Premier Bancorp, Inc. 1998 Outside Director Stock Option Plan (the "Plan") is to advance the long-term success of Premier Bancorp, Inc. and its shareholders by attracting and retaining highly qualified non-employee directors. The Plan will provide non-employee directors with the ability to increase their proprietary interest in the Company's long term prospects and more closely align themselves with the interests of the Company's shareholders by the grant to such directors of Non-Qualified Stock Options of the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         A. "Board" means the Board of Directors of the Company.

         B. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         C. "Committee" means the Stock Option Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of two or more members, each of whom shall be a Disinterested Person.

         D. "Common Stock" shall mean the common stock of the Company (no par value), subject to adjustments pursuant to Section 3(b) below.

         E. "Company" means Premier Bancorp, Inc., a corporation organized under the laws of the State of Tennessee, or any successor corporation.

         F. "Disability" means permanent and total disability of an Eligible Director within the meaning of Section 22(e)(3) of the Code.

         G. "Disinterested Person" shall have the meanings set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         H. "Eligible Directors" means duly elected directors of the Company who are not employees of the Company or any Subsidiary thereof.

         I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         J. "Fair Market Value" shall mean, as of any date, (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported by the NASDAQ National Market System, the closing sale price of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade); (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and ask prices therefore in the over-the-counter market are reported by the NASDAQ system or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and ask prices of the Common Stock as of


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such date, as so reported; or (iii) if no quotations are available by any reporting services, the fair market value of such Common Stock as determined by the Board, in each case, on the business day immediately preceding the date on which the determination is made.

         K. "Non-Qualified Stock Option" means any Stock Option that does not comply with the provisions of Section 422 of the Code.

         L. "Plan" means this Premier Bancorp, Inc. 1998 Outside Director Stock Option Plan, as hereinafter amended from time to time.

         M. "Retirement" means the termination of service of an Eligible Director as a director of the Company pursuant to and in accordance with the Board's tenure policy or other regular retirement policy or, if approved by the Board for purposes of this Plan, early retirement or other practice or policy then covering an Eligible Director.

         N. "Stock" means the Common Stock of the Company.

         O. "Stock Option" or "Option" means any Non-Qualified Stock Option to purchase shares of Common Stock granted pursuant to Section 5 below.

         P. "Subsidiary" means Premier Bank of Brentwood (the "Bank") and any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         In addition, the terms "Change in Control" and "Potential Change in Control" shall have meanings set forth, respectively, in Section 6(b), (c) and
(d) below and the term "Cause" shall have the meaning set forth in Section 5(j) below.

SECTION 2.    ADMINISTRATION

         The Plan shall be administered by the Committee. The functions of the Committee specified in the Plan may be exercised by the Committee, and may be exercised by the Board, if and to the extent that no Committee exists which otherwise has the authority to so administer the Plan. The Committee shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to Eligible Directors under Section 5.

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Stock Options issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.    STOCK SUBJECT TO PLAN

         (a) The maximum number of shares of Common Stock reserved and available for issuance under the Plan shall be 40,000 shares of the Company's Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 3(b) below. Such shares may consist in whole or in part, of authorized and unissued shares of the Company.



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         If any shares of Stock that have been optioned cease to be subject to a
Stock Option prior to the payment of any dividend, if applicable, with respect to such Stock, then such shares shall again be available for distribution in connection with future awards under the Plan.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, split-up, split-off, spin-off, liquidation or other change in corporate structure affecting the Common Stock subject to the Plan, then appropriate substitutions or adjustments shall be made in maximum aggregate number of shares subject to an reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.    ELIGIBILITY

         All Eligible Directors shall be eligible to participate in the Plan and to receive Non-Qualified Stock Options (as described in Section 5) under the Plan.

SECTION 5.    STOCK OPTIONS

         Immediately after the Plan becomes effective, each person who is then a duly elected Eligible Director, will be granted an option to purchase of a number of shares of Common Stock (at an option price per share of $10.00) equal to 10% of the number of shares of Common Stock such Eligible Director originally purchased upon formation of the Bank. Management anticipates that a total of 26,100 shares of Common Stock will be issued pursuant to this provision.

         In addition, at the same time, each person who is a duly elected Eligible Director of the Company shall be granted automatically a Non-Qualified Stock Option to purchase 1,000 shares of Common Stock of the Company.

         Stock Options granted under the Plan shall be subject to the following terms and conditions:

         (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be 100% of the Fair Market Value of the Common Stock, which the Board has determined is $10.00 per share.

         (b) Option Term. No Stock Option shall be exercisable more than ten years after the date the Option is granted.

         (c) Vesting. Stock Options granted under the Plan (except for the initial grant which shall vest in full immediately) shall vest with an Eligible Director at a rate of 25% per year on the anniversary date of the date on which the Stock Options were initially granted, if an Eligible Director has continued to serve on the Board until that meeting or date as follows:


                                                     Percentage of Stock
                  Anniversary of Grant                 Options Vested
                  --------------------                 --------------
             1st                                               25%
             2nd                                               50%
             3rd                                               75%
             4th                                              100%

Notwithstanding the foregoing, Stock Options shall become fully vested as provided in Sections 5(g), 5(h), 5(i) and 6.



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         (d) Exercisability. No Stock Option shall be exercisable prior to six months and one day after the date of the granting of the Option, except as provided in Sections 5(g), (h) and (i) and Section 6.

         (e) Method of Exercise. Stock Options, to the extent they are vested, may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Common Stock already owned by the Eligible Director based on the Fair Market Value of the Common Stock on the date the Option is exercised.

         No shares of Common Stock shall be issued until full payment therefor has been made. An Eligible Director shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the Eligible Director has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
Section 8(a).

         (f) Non-Transferability of Options. No Stock Option shall be transferable by an Eligible Director otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Eligible Director's lifetime, only by the Eligible Director.

         (g) Termination by Death. If an Eligible Director's service on the Board terminates by reason of death, any Stock Option held by such Eligible Director may thereafter be exercised, to the extent such option was vested and exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the Eligible Director under the will of the Eligible Director, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) Termination by Reason of Disability. If an Eligible Director's service on the Board terminates by reason of Disability, any Stock Option held by such Eligible Director may thereafter be exercised by the Eligible Director, to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year from the date of such termination of service on the Board or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Eligible Director dies within such one year period, any unexercised Stock Option held by such Eligible Director shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (i) Termination by Reason of Retirement. If an Eligible Director's service on the Board terminates by reason of Retirement, any Stock Option held by such Eligible Director may thereafter be exercised by the Eligible Director, to the extent it was vested and exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years from the date of such termination of service on the Board or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Eligible Director dies within such three year period, any unexercised Stock Option held by such Eligible Director shall thereafter be exercisable, to the extent to which it was vested and exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.



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         (j) Other Termination. If an Eligible Director's service on the Board terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then vested and exercisable, for the lesser of three months or the balance of such Stock Option's term if the Eligible Director's service on the Board is involuntarily terminated by the Company or the shareholders of the Company without Cause. For purposes of this Plan, "Cause" means (a) a felony conviction of an Eligible Director or the failure of an Eligible Director to contest prosecution for a felony, or an Eligible Director's willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company or any Subsidiary, or (b) the commission of a material violation of any laws and/or regulations applicable to the Company or any Subsidiary.

SECTION 6.    CHANGE IN CONTROL PROVISIONS

         (a) Impact of Event. In the event of:

                  (1) a "Change in Control" as defined in Section 6(b) or

                  (2) a "Potential Change in Control" as defined in Section 6(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), then any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

         (b) Definition of "Change in Control". For purposes of Section 6(a), a "Change in Control means the happening of any of the following:

                  (i) any person or entity, including a "group" as defined in
         Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                  (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transaction less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         (c) Definition of Potential Change in Control. For purposes of Section 6(a), a "Potential Change in Control" means the happening of any one of the following:


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                  (i) The approval by stockholders of an agreement by the
         Company, the consummation of which would result in a Change in Control of the Company as defined in Section 6(b); and

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by an entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

SECTION 7.    AMENDMENTS AND TERMINATION

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Eligible Director under any Stock Option theretofore granted, without the Eligible Director's consent or which, without the approval of the Company's stockholders, would:

                  (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

                  (b) change the pricing terms of Section 5(a);

                  (c) change the class of Eligible Directors eligible to participate in the Plan; or

                  (d) extend the maximum option period under Section 5(b) of the Plan.

         The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments. Notwithstanding the foregoing, no amendment to the Plan may be made more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules or regulations promulgated thereunder.

SECTION 8.    GENERAL PROVISIONS

         (a) The Committee may require each Eligible Director purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the Eligible Director is acquiring the shares without a view to distribution thereof.

         All certificates or shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.



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         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any Eligible Director serving on the Board of the Company any right to continued service as a director with the Company nor shall it interfere in any way with the right of the Company or the shareholders of the Company to remove or otherwise terminate his or her service as a director of the Company.

         (d) No later than the date as of which an amount first becomes includable in the gross income of an Eligible Director for Federal income tax purposes with respect to any award under the Plan, an Eligible Director shall pay to the Company, or make arrangement satisfactory to the Committee regarding the payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The satisfaction of withholding obligations with Stock at the election of a grantee who is subject to Section 16 of the Exchange Act shall be made either (i) during the 10 business day window period described in Rule 16b-3(e)(3) (or any successor provision) thereunder, if the exercise is also made during such a period, or (ii) at least six months prior to the date as of which the income attributable to the exercise of the related award is recognized under the Code, and shall be irrevocable to the extent required under such Rule 16b-3(e)(3) (or any successor provision). The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to an Eligible Director.

         (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

         (f) It is intended that the Plan shall comply in all respects with Rule 16b-3 (as amended from time to time and including any successor rule or regulation) of the Securities and Exchange Commission, and in the event that any provision of the Plan is determined by the Committee, upon advice of counsel, to not comply with Rule 16b-3, the Committee shall be authorized to nullify and void any such provision.

SECTION 9.    EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of May 7, 1998, upon the approval of the Share Exchange between the Bank and the Company by the holders of the Bank's Common Stock at the 1998 Annual meeting of shareholders.

SECTION 10.   TERM OF PLAN

         No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.




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